Exhibit 99.1

November 13, 2008

Alchemical Capital Corp.
9116 Byron Avenue
Surfside, Florida  33154

Dear Sir:

I hereby resign as a director and as president, secretary and treasurer of Alchemical Capital  Corp. (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/ Colleen Foyo
Colleen Foyo